AGREEMENT AND PLAN OF
                                 REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION is made as of the [] day of [April], 1998, by and between Pioneer Growth Trust, a Massachusetts business trust (the "Current Trust"), and Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares, each a business trust duly formed under the laws of the State of Delaware (the "Successor Trusts").

         This  Agreement  is  intended  to  be  and  is  adopted  as a  plan  of reorganization within the meaning of Section 368 (a)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the conversion of the Current Trust into three distinct Delaware business trusts. The Current Trust consists of three series, the names of which correspond to each of the Successor Trusts -- Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares (the "Corresponding Series"). The conversion will involve the transfer of all of the assets of each of the Corresponding Series of the Current Trust to that corresponding Successor Trust having the same name as such individual Corresponding Series, solely in exchange for (1) the assumption by each Successor Trust of all liabilities of the Corresponding Series of the Current Trust and (2) the issuance by each Successor Trust of shares of beneficial interest of each class of such Successor Trust ("Successor Trust Shares") to such Corresponding Series of the Current Trust equal to the number of shares of each class of beneficial interest of such Corresponding Series then outstanding, followed by the pro rata distribution on the Closing Date (as defined below) of such Successor Trust Shares to the holders of shares of each class of beneficial interest, withoutpar value per share, of such Corresponding Series of the Current Trust (the "Current Trust Shareholders") in exchange for their shares of beneficial interest of such class of such Corresponding Series of the Current Trust ("Current Trust Shares") in liquidation and dissolution of such Corresponding Series of the Current Trust, all upon the terms and conditions hereinafter set forth in this Agreement.

         In consideration of the premises and of the covenants and agreements hereinafter set forth the parties hereto covenant and agree as follows.

     1. TRANSFER OF ASSETS OF EACH OF THE CORRESPONDING SERIES OF THE CURRENT TRUST IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ISSUANCE OF SHARES OF THE RESPECTIVE SUCCESSOR TRUSTS; DISSOLUTION OF THE CURRENT TRUST

         1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, each of the Corresponding Series of the Current Trust agrees to transfer all of its assets set forth in paragraph 1.2 and assign and transfer all of its liabilities to the respective Successor Trust established solely for the purpose of acquiring all of the assets and assuming all of the liabilities of such Corresponding Series of the Current Trust. As of the date of this Agreement, the Successor Trusts have not issued any Successor Trust Shares or commenced operations. Other than such shares as may be issued to Pioneering Management Corporation or one of its affiliates to establish the necessary minimum capitalization for registration with the Securities and Exchange Commission ("SEC"), each of the Successor
Trusts agrees that in exchange for all of the assets of the respective Corresponding Series of the Current Trust (1) such Successor Trust shall assume all of the liabilities of the respective Corresponding Series, whether contingent or otherwise, then existing and (2) such Successor Trust shall deliver to the respective Corresponding Series the number of full and fractional Successor Trust Shares equal to the number of each class of Current Trust Shares than outstanding which collectively shall be equal to the value of the assets of the respective Corresponding Series transferred to, less the liabilities of such Corresponding Series assumed by, such Successor Trust (the "Net Assets"), as described in paragraph 3.1 on the Closing Date provided for in paragraph 3.1. Such transactions shall take place at the Closing provided for in paragraph 3.1.

         1.2 The assets of each of the Corresponding Series of the Current Trust to be acquired by the respective Successor Trust shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), any claims or rights of action or rights to register shares under applicable securities laws, any books or records of such Corresponding Series and other property owned by such Corresponding Series and any deferred or prepaid expenses shown as assets on the books of such Corresponding Series on the Closing Date provided for in paragraph 3.1.

         1.3 Immediately upon delivery to each of the Corresponding Series of the Current Trust of Successor Trust Shares of the respective Successor Trust, any duly authorized officer of such Corresponding Series as the then sole shareholder of the respective Successor Trust shall (i) elect as Trustees of the respective Successor Trust the persons who currently serve as Trustees of the respective Corresponding Series; (ii) ratify the selection of the independent accountants; (iii) approve a management contract for the respective Successor Trust with PMC in the form most recently approved for such Corresponding Series; and (iv) adopt the investment objectives, investment policies and investment restrictions of such Corresponding Series.

         1.4 As provided in paragraph 3.4, on the Closing Date each of the Corresponding Series of the Current Trust will distribute in liquidation to its shareholders of record ("Current Trust Shareholders"), determined as of the close of business on the Closing Date, the Successor Trust Shares of each class received from the respective Successor Trust pro rata in proportion to their respective shares of beneficial interest of such class in the respective Corresponding Series of the Current Trust ("Current Trust Shares"), in exchange for such Current Trust Shares. Such distribution will be accomplished by the transfer of the respective Successor Trust Shares then credited to the account of the respective Corresponding Series on the share records of the respective Successor Trust to open accounts on those records in the names of such Current Trust Shareholders and representing the respective pro rata number of the Successor Trust Shares of each class received from the respective Successor Trust due such Current Trust Shareholders. The Successor Trusts shall not issue certificates representing Successor Trust Shares in connection with such distributions. Fractional Successor Trust Shares shall be rounded to the third place after the decimal point.

         1.5 As soon as practicable after the distribution of the Successor Trust Shares as set forth in Section 1.4, each of the Corresponding Series of the Current Trust shall be terminated and any such further actions shall be taken in connection therewith as are required by applicable law.

         1.6 Ownership of the Successor Trust Shares by each Successor Trust Shareholder shall be maintained separately on the books of Pioneering Services Corporation as the shareholder services and transfer agent for the Successor Trusts.

         1.7 Any transfer taxes payable upon issuance of Successor Trust Shares in a name other than the registered holder of the Current Trust Shares on the books of each of the Corresponding Series of the Current Trust as of that time shall be paid by the person to whom such Successor Trust Shares are to be distributed as a condition of such transfer.



2.       VALUATION

         2.1 The value of the Net Assets of each Corresponding Series of the Current Trust to be acquired hereunder by the respective Successor Trust shall be the net asset value computed as of the valuation time provided in the then current prospectus of the respective Corresponding Series on the Closing Date using the valuation procedures set forth in the then current prospectus or statement of additional information.

         2.2 The value of full and fractional Successor Trust Shares of each Successor Trust to be issued in exchange for the Net Assets of each of the Corresponding Series shall be equal to the value of such Net Assets on the Closing Date, and the number of such Successor Trust Shares of each class to be issued by the respective Successor Trusts shall equal the number of full and fractional Current Trust Shares of each class of the respective Corresponding Series on the Closing Date.

         2.3 All computations of value shall be made by Pioneering Management Corporation for the Current Trust and the Successor Trusts.

3.       CLOSING AND CLOSING DATE

         3.1 The transfer of the assets of the Corresponding Series of the Current Trust in exchange for the assumption by the respective Successor Trusts of the liabilities of such Corresponding Series and the issuance of Successor Trust Shares to the respective Corresponding Series, as described above, together with related acts necessary to consummate such acts (the "Closing"), shall occur at the offices of [Hale and Dorr LLP at 60 State Street, Boston, Massachusetts 02109] on [April, 1998] ("Closing Date"), or at such other place or date on or prior to [December 31, 1998] as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the last daily determination of the net asset value of the Corresponding Series or at such other time and or place as the parties may agree.

         3.2 In the event that on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon is restricted or (b) trading or reporting of trading on said Exchange or in any market in which portfolio securities of the Current Trust are traded is disrupted so that accurate appraisal of the value of the Net Assets of the Current Trust is impracticable, the Closing shall be postponed until the first business day upon which trading shall have been fully resumed and reporting shall have been restored.

         3.3 Each Corresponding Series of the Current Trust shall deliver at the Closing a certificate or separate certificates of an authorized officer stating that it has notified the Custodian, as custodian for the respective Corresponding Series and the respective Successor Trust, of the conversion of such Corresponding Series of the Current Trust to the respective Successor Trust.

         3.4 Pioneering Services Corporation, as shareholder services and transfer agent for the Current Trust, shall deliver at the Closing certificates as to the conversion on its books and records of the accounts of the shareholders of the Corresponding Series of the Current Trust to accounts as holders of shares of the respective Successor Trusts. Each Successor Trust shall issue and deliver to the Current Trust a confirmation evidencing the shares of Successor Trust to be credited on the Closing Date or provide evidence satisfactory to the respective Corresponding Series that such shares of such Successor Trust have been credited to the account of the Corresponding Series on the books of such Successor Trust. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts or other documents as such other party or its counsel may reasonably request.

         3.5 Portfolio securities that are not held in book-entry form in the name of the Custodian as record holder for each of the Corresponding Series of the Current Trust shall be presented by the respective Corresponding Series of the Current Trust to the Custodian for examination no later than five business days preceding the Closing Date. Portfolio securities which are not held in book-entry form shall be delivered by the respective Corresponding Series of the Current Trust to the Custodian for the account of the respective Successor Trust on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Custodian in book- entry form on behalf of a Corresponding Series of the Current Trust shall be delivered to the respective Successor Trust by the Custodian by recording the transfer of beneficial ownership thereof on its records. The cash of a Corresponding Series of the Current Trust to be delivered shall be in the form of currency or by the Custodian crediting the respective Successor Trust's account maintained with the Custodian with immediately available funds.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Current Trust represents and warrants as follows:

                  4.1.A. The Current Trust is a business trust duly authorized to exist under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Current Trust, to perform its obligations under this Agreement. The Current Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Current Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

                  4.1.B. The Current Trust is a registered investment company classified as a management company of the open-end diversified type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;

                  4.1.C. The Current Trust is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Current Trust is a party or by which the Current Trust is bound;

                  4.1.D. The Current Trust has no material contracts or other commitments (other than this Agreement or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Agreement) that will not be terminated without liability to the Current Trust on or prior to the Closing Date;

                  4.1.E. No material litigation or administrative proceeding or investigation of or before any court or governmental body presently is pending or threatened against the Current Trust or any of its properties or assets. The Current Trust knows of no facts that might form the basis for the institution of such proceedings and the Current Trust is not a party to, or subject to, the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  4.1.F. At the date hereof and at the Closing Date, all federal, state and other tax returns and reports, including information returns and payee statements, of the Current Trust required by law to have been filed or furnished by such dates shall have been filed or furnished and all federal, state and other taxes, interest and penalties shall have been paid so far as due or provision shall have been made for the payment thereof and no such return is currently under audit and no assessment has been asserted with respect to any of such returns or reports;

                  4.1.G. The Current Trust has elected that each Corresponding Series be treated as a regulated investment company under Subchapter M of the Code, has qualified as such for each taxable year since its inception, and will qualify as such as of the Closing Date;

                  4.1.H. The authorized capital of the Current Trust consists of an unlimited number of shares of beneficial interest, no par value, divided into three classes (Class A, Class B and Class C) of three separate series--the Corresponding Series. All issued and outstanding shares of beneficial interest of the Current Trust are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable. The Current Trust does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares of beneficial interest, nor is there outstanding any security convertible into any of its shares of beneficial interest;

                  4.1.I. The information to be furnished by the Current Trust for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto;

                  4.1.J. All of the issued and outstanding Current Trust Shares will at the time of the Closing be held by the persons and in the amounts as, on behalf of each Corresponding Series, certified in accordance with the provisions of paragraph 3.4;

                  4.1.K. At the Closing Date, the Current Trust, on behalf of each Corresponding Series, will have good and marketable title to the assets to be transferred to the Successor Trust pursuant to paragraph 1.1, and full right, power and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and in payment for such assets, the Successor Trust will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act), except as otherwise disclosed in writing and accepted by the Successor Trust;

                  4.1.L. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Current Trust and this Agreement constitutes a valid and binding obligation of the Current Trust enforceable in accordance with its terms, subject to the approval of the Current Trust's shareholders;

                  4.1.M. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Current Trust of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

     4.2 Each of the Successor Trusts represents and warrants individually as follows:
                  4.2.A. The Successor Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to perform its obligations under this Agreement; the Successor Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability; the Successor Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted; that as of the date hereof and as of the Closing Date, the Successor Trust consists of one duly established and designated series;

                  4.2.B. The Successor Trust is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Certificate of Trust, Agreement and Declaration of Trust or By-laws of the Successor Trust or any agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Trust is a party or by which the Successor Trust is bound;

                  4.2.C. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Successor Trust or any of its properties or assets. The Successor Trust knows of no facts that might form the basis for the institution of such proceedings, and the Successor Trust is not a party to, or subject to, the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  4.2.D. The Successor Trust intends to qualify as a regulated investment company under Subsection M of the Code for the taxable year in which the Closing occurs and to continue to qualify as such for each taxable year;

                  4.2.E. Other than such shares as may be issued to Pioneering Management Corporation or one of its affiliates to establish the necessary minimum capitalization for registration with the SEC, prior to the Closing Date, there shall be no issued and outstanding Successor Trust Shares or any other securities of the Successor Trust; Successor Trust Shares issued in connection with the transactions contemplated herein will be duly and validly issued and outstanding and fully paid and non-assessable;

                  4.2.F. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Successor Trust and, this Agreement constitutes a valid and binding obligation of the Successor Trust enforceable against the Successor Trust in accordance with its terms;

                  4.2.G. The information to be furnished by the Successor Trust for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto; and

                  4.2.H. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Successor Trust of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

5.       COVENANTS OF THE CURRENT TRUST AND THE SUCCESSOR TRUSTS

         5.1 The Current Trust covenants that the Successor Trust Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

         5.2 The Current Trust covenants that it will assist the Successor Trusts in obtaining such information as the Successor Trusts may reasonably request concerning the beneficial ownership of Current Trust Shares.

         5.3 The Current Trust will, from time to time, as and when requested by the Successor Trusts execute and deliver, or cause to be executed and delivered, all such assignments and other instruments, and will take or cause to be taken such further action, as the Successor Trusts may deem necessary or desirable in order to vest in, and confirm to, the Successor Trusts, title to, and possession of, all the assets of the Current Trust to be sold, assigned, transferred and delivered to the Successor Trusts hereunder and otherwise to carry out the intent and purpose of this Agreement.

         5.4 The Successor Trusts will, from time to time, as and when requested by the Current Trust, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Current Trust may deem necessary or desirable in order to vest in, and confirm to, the Current Trust, title to, and possession of, the Successor Trust Shares issued, sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

         5.5 The Successor Trusts shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws as it may deem appropriate in order to operate after the Closing Date.

         5.6 Subject to the provisions of this Agreement, the Successor Trusts and the Current Trust each will take, or cause to be taken, all action and will do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.7 As promptly as practicable, but in any event within 60 days after the Closing Date, each Corresponding Series of the Current Trust shall furnish to the respective Successor Trust, in such form as is reasonably satisfactory to such Successor Trust, a statement of the earnings and profits of such Corresponding Series of the Current Trust for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the respective Successor Trust as a result of Section 381 of the Code, and which statement will be certified by the President or Treasurer of such Corresponding Series of the Current Trust. Each Corresponding Series of the Current Trust covenants that it has no earnings and profits that were accumulated by it or any other entity during a taxable year when it or such entity did not qualify as a regulated investment company under the Code or, if it has such earnings and profits, that it will distribute them to its shareholders prior to the Closing Date.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CURRENT TRUST

         The obligations of the Corresponding Series of the Current Trust to consummate the transactions provided for herein shall be subject to the performance by the respective Successor Trusts of all the obligations to be performed by the Successor Trusts hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

         6.1 All representations and warranties of the Successor Trusts contained in this Agreement shall be true and correct in all material respects as of the date hereof and except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and

         6.2 The Successor Trusts each shall have delivered on the Closing Date to the Current Trust a certificate executed in such Successor Trust's name by its President or Vice President, in form and substance satisfactory to the Current Trust, dated as of the Closing Date, to the effect that the representations and warranties of such Successor Trust made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Current Trust shall reasonably request.

         Each of the foregoing conditions precedent may be waived by the Current Trust.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR TRUSTS

         The obligations of the Successor Trusts to consummate the transactions provided for herein shall be subject to the performance by the Current Trust of all the obligations to be performed hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

         7.1 All representations and warranties of the Current Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         7.2 Each Corresponding Series of the Current Trust shall have delivered to the respective Successor Trust on the Closing Date a statement of its assets and liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of such Corresponding Series as to the portfolio securities of such Corresponding Series and the federal income tax basis and holding period for each such portfolio security as of the Closing Date; and

         7.3 Each Corresponding Series of the Current Trust shall have delivered to the respective Successor Trust on the Closing Date a certificate executed in the name of such Corresponding Series by its President or Vice President, in form and substance satisfactory to the respective Successor Trust, dated as of the Closing Date, to the effect that the representations and warranties of such Corresponding Series made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the respective Successor Trust shall reasonably request.

         Each of the foregoing conditions precedent may be waived by each Successor Trust.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CURRENT TRUST AND THE SUCCESSOR TRUSTS

         The obligations of the Current Trust and the Successor Trusts are subject to the further conditions that on or before the Closing Date:

         8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of each of the Corresponding Series shareholders in accordance with applicable law;

         8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with, the transactions contemplated hereby;

         8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities) deemed necessary by the Successor Trusts or the Current Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Successor Trusts or the Current Trust, provided that either party hereto may for itself waive any of such conditions;

         8.4 The President or Vice President of each of the Successor Trusts shall have delivered a certificate to the Current Trust on the Closing Date certifying that such Successor Trust has taken all necessary action so that it shall be a registered open-end investment company under the 1940 Act.

         8.5 The Current Trust and the respective Successor Trust shall have received on or before the Closing Date an opinion of Hale and Dorr LLP satisfactory to the Current Trust and the respective Successor Trusts, substantially to the effect that for federal income tax purposes:

                  8.5.A. The acquisition of all of the assets of each Corresponding Series of the Current Trust by the respective Successor Trusts solely in exchange for the issuance of Successor Trust Shares to such Corresponding Series and the assumption by the Successor Trusts of all of the liabilities of respective Corresponding Series, followed by the distribution in liquidation by such Corresponding Series of Successor Trust Shares to the shareholders of the such Corresponding Series in exchange for their shares of such Corresponding Series and the dissolution of such Corresponding Series, will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and such Corresponding Series and the respective Successor Trust will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  8.5.B. No gain or loss will be recognized by each Corresponding Series of the Current Trust upon (i) the transfer of all of its assets to the respective Successor Trust solely in exchange for the issuance of Successor Trust Shares to such Corresponding Series and the assumption by the respective Successor Trust of the liabilities of such Corresponding Series of the Current Trust and (ii) the distribution by such Corresponding Series of such Successor Trust Shares to the shareholders of such Corresponding Series;

                  8.5.C. No gain or loss will be recognized by each Successor Trust upon receipt of all of the assets of the respective Corresponding Series of the Current Trust solely in exchange for the issuance of the Successor Trust Shares to such Corresponding Series and the assumption by the respective Successor Trust of all of the liabilities of the respective Corresponding Series;

                  8.5.D. The tax basis of the assets of each Corresponding Series of the Current Trust in the hands of the respective Successor Trust will be, in each instance, the same as the tax basis of those assets in the hands of such Corresponding Series immediately before the transfer;

                  8.5.E. The tax holding period of the assets of each Corresponding Series of the Current Trust in the hands of the respective Successor Trust will, in each instance, include the tax holding period of such Corresponding Series for those assets;

                  8.5.F. Current Trust Shareholders will not recognize gain or loss upon the exchange of all of their shares of the Current Trust solely for Successor Trust Shares as part of the transaction;

                  8.5.G. The tax basis of the Successor Trust Shares received by Current Trust Shareholders in the transaction will be the same as the tax basis of the shares of the Current Trust surrendered in exchange therefor; and

                  8.5.H. The tax holding period of the Successor Trust Shares received by Current Trust Shareholders will include, for each shareholder, the tax holding period for the Current Trust Shares surrendered in exchange therefor, provided that such Current Trust Shares were held as capital assets on the date of the exchange.

         Each of the Corresponding Series of the Current Trust and the respective Successor Trust each agree to make and provide representations with respect to such Corresponding Series and the respective Successor Trusts which are reasonably necessary to enable Hale and Dorr LLP to deliver an opinion substantially as set forth in this paragraph 8.5, which opinion may address such other federal income tax consequences, if any, that Hale and Dorr LLP believes to be material to the transaction.

         Each of the foregoing conditions precedent to the obligations of a party, except for the receipt of the opinion of Hale and Dorr LLP set forth in paragraph 8.5, may be waived by that party.

9.       BROKERAGE FEES AND EXPENSES

         9.1 Each Successor Trust and the respective Corresponding Series of the Current Trust each represent and warrant to the other that there are no broker's or finder's fees payable in connection with the transactions contemplated hereby.

         9.2 Each of the Corresponding Series of the Current Trust and the respective Successor Trust shall each be liable for its own expenses incurred in connection with entering into and carrying out the provisions of this Agreement whether or not the transactions contemplated hereby are consummated; if the transactions are consummated, such expenses of each Corresponding Series of the Current Trust will be assumed by the respective Successor Trust as part of the transaction.

10.      ENTIRE AGREEMENT

         Each of the Successor Trusts and the respective Corresponding Series of the Current Trust agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.      TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the Successor Trust and the Current Trust. In addition, either a Successor Trust or the Current Trust may at its option terminate this Agreement at or prior to the Closing Date because:

                  11.1.A. There exists a material breach by the other party of any representations, warranties or agreements contained herein to be performed at or prior to the Closing Date; or

                  11.1.B. A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

         11.2 In the event of any such termination, there shall be no liability for damages on the part of the Successor Trust or the Current Trust, or their respective trustees or officers, to the other party or its trustees or officers.

12.      AMENDMENT

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by Current Trust Shareholders, no such amendment may have the effect of changing the provisions for determining the number of Successor Trust Shares to be paid to Current Trust Shareholders under this Agreement to the detriment of Current Trust Shareholders without their further approval.

13.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         13.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         13.5 All  persons  dealing  with the  Current  Trust and the  Successor
Trusts must look solely to the property of the Current Trust and the Successor Trust for the enforcement of any claims against such Trust as neither the Trustees, officers, agents or shareholders of either Trust assume any personal liability for obligations entered into on behalf of the Current Trust and the Successor Trusts.

         13.6 A copy of the Agreement and Declaration of Trust of the Current Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Current Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of the current Trust individually, but are binding only upon the assets and property of the Current Trust.

14.      NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Current Trust or the Successor Trusts, each at 60 State Street, Boston, Massachusetts 02109,
Attention: Secretary.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

                           PIONEER GROWTH TRUST,
                           a Massachusetts business trust,
                           on behalf of each of Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares



                           By:_________________________________
                           Its:_________________________________

                           PIONEER CAPITAL GROWTH FUND,
                           a Delaware business trust



                           By:__________________________________
                           Its:__________________________________

                           PIONEER EQUITY-INCOME FUND,
                           a Delaware business trust



                           By:________________________________
                           Its:________________________________

                           PIONEER GOLD SHARES,
                           a Delaware business trust



                           By:________________________________
                           Its:________________________________